UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
BLAIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00878	25-0691670

(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

220 Hickory Street, Warren, Pennsylvania		16366-0001

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (814) 723-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 20, 2006 the Blair Corporation (the “Company”) board of directors appointed Shelly J. Sieffert to the board of directors, effective immediately, to serve until the Company’s 2007 annual meeting of stockholders. Ms. Sieffert has been named to serve on the Company’s Compensation Committee. A copy of the press release announcing the appointment of Ms. Sieffert is filed with this report as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On April 20, 2006, the Company issued a press release announcing the declaration of its regular quarterly dividend of 30 cents per share, payable on June 15, 2006 to stockholders of record as of May 19, 2006. A copy of the press release announcing the declaration of the regular quarterly dividend is filed with this report as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit 99.1 press release announcing appointment of new director dated April 20, 2006.

Exhibit 99.2 press release announcing regular quarterly dividend dated April 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006	BLAIR CORPORATION
	By:	/s/ JOHN E. ZAWACKI
John E. Zawacki
President and Chief Executive Officer

By:	/s/ DANIEL R. BLAIR
Daniel R. Blair
Corporate Secretary